Exhibit 10.52(d)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

THIRD AMENDMENT TO
REPUBLIC JET SERVICE AGREEMENT
BETWEEN
US AIRWAYS, INC.
AND
REPUBLIC AIRLINE, INC.

This Third Amendment (this “Third Amendment”) to the Republic Jet Service Agreement between US Airways, Inc. (“US Airways”) and Republic Airlines, Inc. (“Republic”) dated as of September 2, 2005, as the same has been amended (the “Agreement”) is made and entered into as of this 19th day of December, 2006 (the “Effective Date”).

WHEREAS, US Airways and Republic have entered into the Agreement; and

WHEREAS, US Airways and Republic wish to amend certain provisions of the Agreement on the terms and conditions set forth herein; and

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, US Airways and Republic hereby agree as follows:

    1. Certain Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. In addition, the following terms shall have the meanings set forth below:

“Swapped Aircraft” - shall mean up to [*] ex-MidAtlantic Embraer 170 aircraft as designated on Annex A which shall be removed from Republic’s fleet, to be replaced with an equal number of Embraer 175 aircraft (defined below).

“EMB 175s” - shall mean up to [*] Embraer [*] single class 175 aircraft as designated on Annex A. Upon any EMB 175 being made available for service under the Agreement pursuant to Section 2, it shall be deemed included in the definition of “Aircraft” set forth in Section 2.1 of the Agreement.

    2. Swapping of Aircraft. The parties acknowledge and agree that any or all of the Swapped Aircraft may be removed from service under the Agreement, one aircraft at a time with at least [*] days prior notice, over an [*]month period, beginning on the Effective Date. As any such Swapped Aircraft is so removed from service under the Agreement, an EMB 175 will immediately be available for service thereunder so there will be no service gaps. [*] payment of all other sums will be due under Article 5 for each EMB 175 on the same basis as for the New Aircraft and shall commence on the date each EMB 175 is first placed into Service.

    3. Certain Provisions of the Republic Agreement. The following provisions of the Republic Agreement, as amended, shall apply to the EMB 175s mutatis mutandis: Article 1 (Compliance with Regulations); Article 2 (Air Transportation Services to be Provided by Republic), excluding Section 2.14; Article 3 (Operation Under the “US Airways Express” Name); Article 4 (US Airways’ Support Services and Facilities); Sections 5.1 through 5.7 of Article 5 (Purchase of Available Seat Miles (“ASMs”); Article 6 (Liability, Indemnification and Insurance); Article 7 (Term and Termination), including Section 7.1(b)(i); Article 8 (Performance Adjustments); Article 9 (Service Marks License For Services Provided Pursuant to this Agreement); Article 10 (Force Majeure); Article 11 (Notices); Article 12 (Miscellaneous), Article 13 (Confidentiality); Article 14 (Dispute Resolution); Exhibit 2.2 (Schedule Requirements); Exhibit 5.1 (Pricing Model) and Exhibit 5.1(a).

    4. [*]

[*]

    5. Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms and provisions contained in the Agreement and the terms and provisions contained in this Third Amendment, the terms and provisions of this Third Amendment shall govern and prevail to the extent necessary to resolve such conflict or inconsistency. All other terms and provisions as set forth in the Agreement, including but not limited to Section 2.10 “Jets for Jobs”, shall remain in full force and effect and Republic will remain in compliance with all such other terms and provisions. Upon its execution by the parties, this Third Amendment together with the Agreement, will be the complete and binding understanding of the parties with respect to the subject matter hereof.

    6. Counterparts; Facsimile. This Third Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Third Amendment may be transmitted by telefax copier and the parties agree that their signature transmitted by telefax will constitute a duly executed counterpart of the Third Amendment enforceable against the executing party.

  (signature page follows)

____________
*Confidential

IN WITNESS WHEREOF, US Airways and Republic have caused this Third Amendment to be executed by their duly authorized representatives on the day and year first above written.

REPUBLIC AIRLINE, INC.	US AIRWAYS, INC.

/s/ Bryan K. Bedford	/s/ Scott Kirby

Name: /Bryan Bedford Title: President	Name: Scott Kirby Title: President

 ANNEX A

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* Confidential